UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.         Mine Safety — Reporting of Shutdowns and Patterns of Violations.

On January 15, 2013, during a routine inspection by the Mine Safety and Health Administration, Antelope Coal LLC, a subsidiary of both Cloud Peak Energy Inc. and of Cloud Peak Energy Resources LLC, received an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Antelope mine in Converse County, Wyoming based on an electrical short circuit and resulting arc on an outside pole transformer.  Mine personnel immediately took corrective action by isolating the transformer bank, shutting off power to the transformer and arranging for the replacement of the transformer and other appropriate electrical repair work.  The repair work is pending completion, and power will remain shut off to the impacted transformer until that time.  We expect the order will be terminated upon completion of the repair work.

The condition cited in the order referred to above did not result in an accident or injury and did not have a material adverse impact on the Antelope mine’s operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 18, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: January 18, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary